                                                                    EXHIBIT 99.2


                  CONSENT TO BE NAMED IN REGISTRATION STATEMENT

I, the undersigned, do hereby consent to being named in the Registration Statement on Form S-1, as well as any amendments thereto, that LightFirst Inc. files with the Securities and Exchange Commission in connection with its initial public offering.

Dated: As of August 18, 2004


                                                      /s/ Thomas M. Wheeler
                                                      --------------------------
                                                      Thomas M. Wheeler
                                                      Director Nominee